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                                                                                                                     Exhibit 11

                                           Computer Horizons Corp. and Subsidiaries
                                        EARNINGS PER COMMON AND COMMON SHARE EQUIVALENT

                                            Year Ended December 31,             Three Months Ended March 30,
                                    1992          1993           1994                1994          1995
                                    ----          ----           ----                ----          ----
                                                                                        (Unaudited)
 Primary
   Average shares outstanding      9,018,000     9,738,000      8,882,000           8,863,000     8,936,000
   Stock options                      65,000       258,000        624,000             657,000       566,000
                                   ---------     ---------     ----------          ----------    ----------

 Primary weighted average of
   common and common
   equivalent shares
   outstanding                     9,083,000     9,996,000      9,506,000           9,520,000     9,502,000
                                   =========     =========      =========           =========     =========

 Fully diluted
   Average shares outstanding      9,018,000     9,738,000      8,882,000           8,863,000     8,936,000
   Stock options                     212,000       593,000        652,000             695,000       626,000
                                   ---------     ---------      ---------           ---------     ---------

 Fully diluted weighted
   average number of common
   and common equivalent
   shares outstanding              9,230,000    10,331,000      9,534,000           9,558,000     9,562,000
                                   =========    ==========      =========           =========     =========

 Net income                      $ 2,026,000   $ 3,704,000    $ 5,686,000         $ 1,114,000   $ 1,682,000
                                  ==========    ==========     ==========          ==========    ==========

 Earnings per share
    Primary                      $       .22   $       .37    $       .60         $       .12   $        .18
                                 ===========   ===========    ===========         ===========   ============


    Fully diluted                $       .22   $       .37    $       .60         $       .12   $        .18
                                 ===========   ===========    ===========         ===========   ============
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